Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form F-3 Nos. 33-72144 and 333-178224) pertaining to the AEGON USA Producers’ Stock Purchase Plan and Plan Trust of Transamerica Corporation of our report dated March 31, 2016, with respect to the financial statements of the AEGON USA Producers’ Stock Purchase Plan and Plan Trust included in this Annual Report (Form 11-K).

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers LLP

Chicago, IL

March 31, 2016

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